Exhibit 99.1

Palomar Holdings, Inc. Reports Fourth Quarter & Full Year 2023 Results

LA JOLLA, Calif. (February 14, 2024) — Palomar Holdings, Inc. (NASDAQ:PLMR) (“Palomar” or “Company”) reported net income of $25.9 million, or $1.02 per diluted share, for the fourth quarter of 2023 compared to net income of $18.8 million, or $0.73 per diluted share, for the fourth quarter of 2022. Adjusted net income(1) was $28.0 million, or $1.11 per diluted share, for the fourth quarter of 2023 as compared to $21.1 million, or $0.82 per diluted share, for the fourth quarter of 2022.

Fourth Quarter 2023 Highlights

●	Gross written premiums increased by 26.8% to $303.2 million compared to $239.1 million in the fourth quarter of 2022
●	Net income of $25.9 million compared to $18.8 million in the fourth quarter of 2022
●	Adjusted net income(1) of $28.0 million compared to $21.1 million in the fourth quarter of 2022
●	Total loss ratio of 19.1% compared to 22.4% in the fourth quarter of 2022
●	Combined ratio of 74.2% compared to 75.5% in the fourth quarter of 2022
●	Adjusted combined ratio(1) of 68.8% compared to 71.4%, in the fourth quarter of 2022
●	Annualized return on equity of 23.2% compared to 19.9% in the fourth quarter of 2022
●	Annualized adjusted return on equity(1) of 25.1% compared to 22.4% in the fourth quarter of 2022

Full Year 2023 Highlights

●	Gross written premiums increased by 29.4% to $1.1 billion compared to $881.9 million in 2022
●	Net income of $79.2 million compared to $52.2 million in 2022
●	Adjusted net income(1) of $93.5 million compared to $71.3 million in 2022
●	Total loss ratio of 21.0% compared to 24.9% in 2022
●	Combined ratio of 76.6% compared to 80.4% in 2022
●	Adjusted combined ratio(1) of 71.2% compared to 75.6% in 2022
●	Return on equity of 18.5% compared to 13.4% in 2022
●	Adjusted return on equity(1) of 21.9% compared to 18.3% in 2022

(1)         See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, "The fourth quarter provided a strong end to what was a stellar 2023. During the quarter, we generated gross written premium and adjusted net income growth of 27% and 33%, respectively, and, importantly, an adjusted return on equity of 25%. When looking at the full year we are especially proud of record gross written premium and adjusted net income, strong top and bottom-line growth and numerous initiatives that led to diversification and reduced earnings volatility. Additionally, we introduced multiple new lines of business, including Crop, Environmental Liability and Assumed Reinsurance. This robust and disciplined growth translated into an adjusted return on equity well above the 20% benchmark level espoused in our Palomar 2X strategic plan.”

Mr. Armstrong continued, “Our 'grow where we want to' mantra not only reduces the volatility in our book of business, but also provides numerous growth vectors. The 2023 execution of Palomar 2X in a generationally hard property cat reinsurance market combined with the introduction of new products instills strong conviction and confidence in what we can accomplish across the organization. We exit the year energized by our prospects for profitable growth in 2024 and beyond.”

Underwriting Results

Gross written premiums increased 26.8% to $303.2 million compared to $239.1 million in the fourth quarter of 2022, while net earned premiums increased 14.0% compared to the prior year’s fourth quarter.

Losses and loss adjustment expenses for the fourth quarter were $17.9 million, comprised almost entirely of non-catastrophe attritional losses. The loss ratio for the quarter was 19.1%, all attritional, compared to a loss ratio of 22.4% during the same period last year comprised of an attritional loss ratio of 20.1% and a catastrophe loss ratio(1) of 2.3%.

Underwriting income(1) for the fourth quarter was $24.2 million resulting in a combined ratio of 74.2% compared to underwriting income of $20.1 million resulting in a combined ratio of 75.5% during the same period last year. The Company’s adjusted underwriting income(1) was $29.3 million resulting in an adjusted combined ratio(1) of 68.8% in the fourth quarter compared to adjusted underwriting income(1) of $23.5 million and an adjusted combined ratio(1) of 71.4% during the same period last year.

Investment Results

Net investment income increased by 58.9% to $7.0 million compared to $4.4 million in the prior year’s fourth quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended December 31, 2023 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 3.48 years at December 31, 2023. Cash and invested assets totaled $741.4 million at December 31, 2023. During the fourth quarter, the Company recorded net realized and unrealized gains of $3.0 million related to its investment portfolio as compared to net realized and unrealized gains of $0.8 million in last year’s fourth quarter.

Tax Rate

The effective tax rate for the three months ended December 31, 2023 was 22.6% compared to 24.9% for the three months ended December 31, 2022. For the current quarter, the Company’s income tax rate differed from the statutory rate due primarily to the non-deductible executive compensation expense.

Stockholders’ Equity and Returns

Stockholders' equity was $471.3 million at December 31, 2023, compared to $384.8 million at December 31, 2022. For the three months ended December 31, 2023, the Company’s annualized return on equity was 23.2% compared to 19.9% for the same period in the prior year while adjusted return on equity(1) was 25.1% compared to 22.4% for the same period in the prior year. There were no share repurchases in the current quarter and as of December 31, 2023, $43.5 million remains available for future repurchases.

Full Year 2024 Outlook

For the full year 2024, the Company expects to achieve adjusted net income of $110 million to $115 million. This includes an estimate of the losses incurred in the first quarter from the recent catastrophic California flooding of approximately $3.5 million.

Conference Call

As previously announced, Palomar will host a conference call Thursday, February 15, 2024, to discuss its fourth quarter 2023 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Fourth Quarter 2023 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on February 16, 2024, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13743970. The replay will be available until 11:59 p.m. (Eastern Time) on February 22, 2024.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. ("PSRE"), Palomar Insurance Agency, Inc. ("PIA"), Palomar Excess and Surplus Insurance Company (“PESIC”), and Palomar Underwriters Exchange Organization, Inc ("PUEO"). Palomar's consolidated results also include Laulima Reciprocal Exchange, a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative insurer serving residential and commercial clients in specialty markets including the market for earthquake insurance. Palomar’s insurance subsidiaries, PSIC, PSRE, and PESIC, have a financial strength rating of “A-” (Excellent) from A.M. Best.  To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. The Company calculates the tax impact only on adjustments which would be included in calculating its income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses.  See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected expenditures and costs, unexpected results or delays in development and regulatory review, regulatory approval requirements, the frequency and severity of adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three months ended December 31, 2023 and 2022:

	Three Months Ended
	December 31,
	2023	2022	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$303,152	$239,117	$64,035	26.8%
Ceded written premiums	(188,742)	(150,466)	(38,276)	25.4%
Net written premiums	114,410	88,651	25,759	29.1%
Net earned premiums	93,748	82,228	11,520	14.0%
Commission and other income	1,586	1,143	443	38.8%
Total underwriting revenue (1)	95,334	83,371	11,963	14.3%
Losses and loss adjustment expenses	17,896	18,421	(525)	(2.9)%
Acquisition expenses, net of ceding commissions and fronting fees	29,005	26,843	2,162	8.1%
Other underwriting expenses	24,210	17,986	6,224	34.6%
Underwriting income (1)	24,223	20,121	4,102	20.4%
Interest expense	(824)	(398)	(426)	107.0%
Net investment income	7,015	4,415	2,600	58.9%
Net realized and unrealized gains on investments	3,044	841	2,203	262.0%
Income before income taxes	33,458	24,979	8,479	33.9%
Income tax expense	7,564	6,219	1,345	21.6%
Net income	$25,894	$18,760	$7,134	38.0%
Adjustments:
Net realized and unrealized gains on investments	(3,044)	(841)	(2,203)	262.0%
Expenses associated with transactions	478	—	478	—%
Stock-based compensation expense	4,176	3,068	1,108	36.1%
Amortization of intangibles	389	313	76	24.3%
Tax impact	103	(214)	317	(148.1)%
Adjusted net income (1)	$27,996	$21,086	$6,910	32.8%
Key Financial and Operating Metrics
Annualized return on equity	23.2%	19.9%
Annualized adjusted return on equity (1)	25.1%	22.4%
Loss ratio	19.1%	22.4%
Expense ratio	55.1%	53.1%
Combined ratio	74.2%	75.5%
Adjusted combined ratio (1)	68.8%	71.4%
Diluted earnings per share	$1.02	$0.73
Diluted adjusted earnings per share (1)	$1.11	$0.82
Catastrophe losses	$10	$1,865
Catastrophe loss ratio (1)	—%	2.3%
Adjusted combined ratio excluding catastrophe losses (1)	68.8%	69.2%
Adjusted underwriting income (1)	$29,266	$23,502	$5,764	24.5%

(1)- Indicates Non-GAAP financial measure- see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Year Ended
	December 31,
	2023	2022	Change	% Change
	($ in thousands, except per share data)
Gross written premiums	$1,141,558	$881,868	$259,690	29.4%
Ceded written premiums	(731,531)	(524,575)	(206,956)	39.5%
Net written premiums	410,027	357,293	52,734	14.8%
Net earned premiums	345,913	316,466	29,447	9.3%
Commission and other income	3,367	4,272	(905)	(21.2)%
Total underwriting revenue (1)	349,280	320,738	28,542	8.9%
Losses and loss adjustment expenses	72,592	78,672	(6,080)	(7.7)%
Acquisition expenses, net of ceding commissions and fronting fees	107,745	110,771	(3,026)	(2.7)%
Other underwriting expenses	88,172	69,219	18,953	27.4%
Underwriting income (1)	80,771	62,076	18,695	30.1%
Interest expense	(3,775)	(873)	(2,902)	332.4%
Net investment income	23,705	13,877	9,828	70.8%
Net realized and unrealized gains (losses) on investments	2,941	(7,529)	10,470	(139.1)%
Income before income taxes	103,642	67,551	36,091	53.4%
Income tax expense	24,441	15,381	9,060	58.9%
Net income	$79,201	$52,170	$27,031	51.8%
Adjustments:
Net realized and unrealized gains (losses) on investments	(2,941)	7,529	(10,470)	(139.1)%
Expenses associated with transactions	706	130	576	443.1%
Stock-based compensation expense	14,913	11,624	3,289	28.3%
Amortization of intangibles	1,481	1,255	226	18.0%
Expenses associated with catastrophe bond	1,640	1,992	(352)	(17.7)%
Tax impact	(1,480)	(3,366)	1,886	(56.0)%
Adjusted net income (1)	$93,520	$71,334	$22,186	31.1%
Key Financial and Operating Metrics
Annualized return on equity	18.5%	13.4%
Annualized adjusted return on equity (1)	21.9%	18.3%
Loss ratio	21.0%	24.9%
Expense ratio	55.7%	55.5%
Combined ratio	76.6%	80.4%
Adjusted combined ratio (1)	71.2%	75.6%
Diluted earnings per share	$3.13	$2.02
Diluted adjusted earnings per share (1)	$3.69	$2.77
Catastrophe losses	$3,442	$15,394
Catastrophe loss ratio (1)	1.0%	4.9%
Adjusted combined ratio excluding catastrophe losses (1)	70.2%	70.8%
Adjusted underwriting income (1)	$99,511	$77,077	$22,434	29.1%

Condensed Consolidated Balance sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	December 31, 2023	December 31, 2022
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $675,130 in 2023; $561,580 in 2022)	$643,799	$515,064
Equity securities, at fair value (cost: $43,003 in 2023; $42,352 in 2022)	43,160	38,576
Equity method investment	2,617	—
Total investments	689,576	553,640
Cash and cash equivalents	51,546	68,108
Restricted cash	306	56
Accrued investment income	5,282	3,777
Premium receivable	261,972	162,858
Deferred policy acquisition costs, net of ceding commissions and fronting fees	60,990	56,740
Reinsurance recoverable on paid losses and loss adjustment expenses	32,172	39,718
Reinsurance recoverable on unpaid losses and loss adjustment expenses	244,622	153,895
Ceded unearned premiums	265,808	204,084
Prepaid expenses and other assets	72,941	44,088
Deferred tax assets, net	10,119	10,622
Property and equipment, net	373	603
Goodwill and intangible assets, net	12,315	8,261
Total assets	$1,708,022	$1,306,450
Liabilities and stockholders' equity
Liabilities:
Accounts payable and other accrued liabilities	$42,376	$25,760
Reserve for losses and loss adjustment expenses	342,275	231,415
Unearned premiums	597,103	471,314
Ceded premium payable	181,742	146,127
Funds held under reinsurance treaty	13,419	10,680
Income taxes payable	7,255	—
Borrowings from credit agreements	52,600	36,400
Total liabilities	1,236,770	921,696
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized as of December 31, 2023 and December 31, 2022, 0 shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 24,772,987 and 25,027,467 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	3	3
Additional paid-in capital	350,597	333,558
Accumulated other comprehensive loss	(23,991)	(36,515)
Retained earnings	144,643	87,708
Total stockholders' equity	471,252	384,754
Total liabilities and stockholders' equity	$1,708,022	$1,306,450

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (loss) (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Gross written premiums	$303,152	$239,117	$1,141,558	$881,868
Ceded written premiums	(188,742)	(150,466)	(731,531)	(524,575)
Net written premiums	114,410	88,651	410,027	357,293
Change in unearned premiums	(20,662)	(6,423)	(64,114)	(40,827)
Net earned premiums	93,748	82,228	345,913	316,466
Net investment income	7,015	4,415	23,705	13,877
Net realized and unrealized gains (losses) on investments	3,044	841	2,941	(7,529)
Commission and other income	1,586	1,143	3,367	4,272
Total revenues	105,393	88,627	375,926	327,086
Expenses:
Losses and loss adjustment expenses	17,896	18,421	72,592	78,672
Acquisition expenses, net of ceding commissions and fronting fees	29,005	26,843	107,745	110,771
Other underwriting expenses	24,210	17,986	88,172	69,219
Interest expense	824	398	3,775	873
Total expenses	71,935	63,648	272,284	259,535
Income before income taxes	33,458	24,979	103,642	67,551
Income tax expense	7,564	6,219	24,441	15,381
Net income	$25,894	$18,760	$79,201	$52,170
Other comprehensive income, net:
Net unrealized gains (losses) on securities available for sale	19,229	6,114	12,524	(41,827)
Net comprehensive income	$45,123	$24,874	$91,725	$10,343
Per Share Data:
Basic earnings per share	$1.05	$0.74	$3.19	$2.07
Diluted earnings per share	$1.02	$0.73	$3.13	$2.02

Weighted-average common shares outstanding:
Basic	24,747,347	25,199,074	24,822,004	25,243,397
Diluted	25,272,149	25,729,681	25,327,091	25,796,008

Underwriting Segment Data

The Company has a single reportable segment and offers primarily property and casualty insurance products. Gross written premiums (GWP) by product, location and company are presented below:

	Three Months Ended December 31,
	2023		2022
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Fronting Premiums	$85,703	28.3%	$69,003	28.9%	$16,700	24.2%
Residential Earthquake	63,482	20.9%	53,808	22.5%	9,674	18.0%
Commercial Earthquake	58,606	19.3%	40,782	17.1%	17,824	43.7%
Inland Marine	36,226	11.9%	32,855	13.7%	3,371	10.3%
Casualty	26,719	8.8%	10,078	4.2%	16,641	165.1%
Hawaii Hurricane	9,471	3.1%	8,388	3.5%	1,083	12.9%
Commercial All Risk	8,746	2.9%	10,025	4.2%	(1,279)	(12.8)%
Residential Flood	5,122	1.7%	4,089	1.7%	1,033	25.3%
Other	9,078	3.0%	10,089	4.2%	(1,011)	(10.0)%
Total Gross Written Premiums	$303,153	100.0%	$239,117	100.0%	$64,036	26.8%

	Year Ended December 31,
	2023		2022
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product
Fronting	$364,250	31.9%	$223,249	25.3%	$141,001	63.2%
Residential Earthquake	253,530	22.2%	213,803	24.2%	39,727	18.6%
Commercial Earthquake	183,368	16.1%	131,677	14.9%	51,691	39.3%
Inland Marine	140,067	12.3%	105,068	11.9%	34,999	33.3%
Casualty	76,864	6.7%	35,791	4.1%	41,073	114.8%
Hawaii Hurricane	38,188	3.3%	32,967	3.7%	5,221	15.8%
Commercial All Risk	35,515	3.1%	51,671	5.9%	(16,156)	(31.3)%
Residential Flood	20,087	1.8%	14,539	1.7%	5,548	38.2%
Specialty Homeowners	(101)	(0.0)%	29,959	3.4%	(30,060)	(100.3)%
Other	29,790	2.6%	43,144	4.9%	(13,354)	(31.0)%
Total Gross Written Premiums	$1,141,558	100.0%	$881,868	100.0%	$259,690	29.4%

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$165,342	54.5%	$128,490	53.7%	$600,791	52.6%	$418,809	47.5%
Texas	22,740	7.5%	18,960	7.9%	95,517	8.4%	90,459	10.3%
Washington	14,124	4.7%	12,436	5.2%	49,494	4.3%	41,827	4.7%
Hawaii	11,562	3.8%	10,428	4.4%	47,388	4.2%	40,157	4.6%
Florida	11,286	3.7%	11,499	4.8%	47,595	4.2%	38,715	4.4%
New York	6,775	2.2%	4,109	1.7%	18,424	1.6%	12,510	1.4%
Illinois	6,697	2.2%	4,215	1.8%	22,340	2.0%	17,368	2.0%
Oregon	6,307	2.1%	7,625	3.2%	23,220	2.0%	24,108	2.7%
Other	58,320	19.2%	41,355	17.3%	236,789	20.7%	197,915	22.4%
Total Gross Written Premiums	$303,153	100.0%	$239,117	100.0%	$1,141,558	100.0%	$881,868	100.0%

	Three Months Ended December 31,				Year Ended December 31,
	2023		2022		2023		2022
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$156,591	51.7%	$132,562	55.4%	$653,809	57.3%	$489,720	55.5%
PESIC	146,562	48.3%	106,555	44.6%	487,749	42.7%	392,148	44.5%
Total Gross Written Premiums	$303,153	100.0%	$239,117	100.0%	$1,141,558	100.0%	$881,868	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$276,502	$211,267	$65,235	30.9%	$1,015,722	$695,272	$320,450	46.1%
Ceded earned premiums	(182,754)	(129,039)	(53,715)	41.6%	(669,809)	(378,806)	(291,003)	76.8%
Net earned premiums	$93,748	$82,228	$11,520	14.0%	$345,913	$316,466	$29,447	9.3%

Net earned premium ratio	33.9%	38.9%			34.1%	45.5%

Loss detail

	Three Months Ended				Year Ended
	December 31,				December 31,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$10	$1,865	$(1,855)	(99.5)%	$3,442	$15,394	$(11,952)	(77.6)%
Non-catastrophe losses	17,886	16,556	1,330	8.0%	69,150	63,278	5,872	9.3%
Total losses and loss adjustment expenses	$17,896	$18,421	$(525)	(2.9)%	$72,592	$78,672	$(6,080)	(7.7)%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$92,178	$74,248	$77,520	$45,419
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	19,409	16,384	70,363	76,289
Prior years	(1,513)	2,037	2,229	2,383
Total incurred	17,896	18,421	72,592	78,672
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	5,417	7,896	19,631	21,802
Prior years	7,004	7,253	32,828	24,769
Total payments	12,421	15,149	52,459	46,571
Reserve for losses and LAE net of reinsurance recoverables at end of period	97,653	77,520	97,653	77,520
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	244,622	153,895	244,622	153,895
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$342,275	$231,415	$342,275	$231,415

Reconciliation of Non-GAAP Financial Measures

For the three months and year ended December 31, 2023 and 2022, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Total revenue	$105,393	$88,627	$375,926	$327,086
Net investment income	(7,015)	(4,415)	(23,705)	(13,877)
Net realized and unrealized (gains) losses on investments	(3,044)	(841)	(2,941)	7,529
Underwriting revenue	$95,334	$83,371	$349,280	$320,738

Underwriting income and adjusted underwriting income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Income before income taxes	$33,458	$24,979	$103,642	$67,551
Net investment income	(7,015)	(4,415)	(23,705)	(13,877)
Net realized and unrealized (gains) losses on investments	(3,044)	(841)	(2,941)	7,529
Interest expense	824	398	3,775	873
Underwriting income	$24,223	$20,121	$80,771	$62,076
Expenses associated with transactions	478	—	706	130
Stock-based compensation expense	4,176	3,068	14,913	11,624
Amortization of intangibles	389	313	1,481	1,255
Expenses associated with catastrophe bond	—	—	1,640	1,992
Adjusted underwriting income	$29,266	$23,502	$99,511	$77,077

Adjusted net income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net income	$25,894	$18,760	$79,201	$52,170
Adjustments:
Net realized and unrealized (gains) losses on investments	(3,044)	(841)	(2,941)	7,529
Expenses associated with transactions	478	—	706	130
Stock-based compensation expense	4,176	3,068	14,913	11,624
Amortization of intangibles	389	313	1,481	1,255
Expenses associated with catastrophe bond	—	—	1,640	1,992
Tax impact	103	(214)	(1,480)	(3,366)
Adjusted net income	$27,996	$21,086	$93,520	$71,334

Annualized adjusted return on equity

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)

Annualized adjusted net income	$111,984	$84,344	$93,520	$71,334
Average stockholders' equity	$446,293	$376,299	$428,002	$389,461
Annualized adjusted return on equity	25.1%	22.4%	21.9%	18.3%

Adjusted combined ratio

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$69,525	$62,107	$265,142	$254,390
Denominator: Net earned premiums	$93,748	$82,228	$345,913	$316,466
Combined ratio	74.2%	75.5%	76.6%	80.4%
Adjustments to numerator:
Expenses associated with transactions	$(478)	$—	$(706)	$(130)
Stock-based compensation expense	(4,176)	(3,068)	(14,913)	(11,624)
Amortization of intangibles	(389)	(313)	(1,481)	(1,255)
Expenses associated with catastrophe bond	—	—	(1,640)	(1,992)
Adjusted combined ratio	68.8%	71.4%	71.2%	75.6%

Diluted adjusted earnings per share

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands, except per share data)		(in thousands, except per share data)

Adjusted net income	$27,996	$21,086	$93,520	$71,334
Weighted-average common shares outstanding, diluted	25,272,149	25,729,681	25,327,091	25,796,008
Diluted adjusted earnings per share	$1.11	$0.82	$3.69	$2.77

Catastrophe loss ratio

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Losses and loss adjustment expenses	$17,896	$18,421	$72,592	$78,672
Denominator: Net earned premiums	$93,748	$82,228	$345,913	$316,466
Loss ratio	19.1%	22.4%	21.0%	24.9%

Numerator: Catastrophe losses	$10	$1,865	$3,442	$15,394
Denominator: Net earned premiums	$93,748	$82,228	$345,913	$316,466
Catastrophe loss ratio	0.0%	2.3%	1.0%	4.9%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$69,525	$62,107	$265,142	$254,390
Denominator: Net earned premiums	$93,748	$82,228	$345,913	$316,466
Combined ratio	74.2%	75.5%	76.6%	80.4%
Adjustments to numerator:
Expenses associated with transactions	$(478)	$—	$(706)	$(130)
Stock-based compensation expense	(4,176)	(3,068)	(14,913)	(11,624)
Amortization of intangibles	(389)	(313)	(1,481)	(1,255)
Expenses associated with catastrophe bond	—	—	(1,640)	(1,992)
Catastrophe losses	(10)	(1,865)	(3,442)	(15,394)
Adjusted combined ratio excluding catastrophe losses	68.8%	69.2%	70.2%	70.8%

Tangible Stockholders’ equity

	December 31,	December 31,
	2023	2022
	(in thousands)
Stockholders' equity	$471,252	$384,754
Goodwill and intangible assets	(12,315)	(8,261)
Tangible stockholders' equity	$458,937	$376,493